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                                                       Exhibit 23

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of United Dominion Realty Trust, Inc. (the "Trust") of our report dated January 25, 1995, except for Note 11 as to which the date is March 6, 1995, included in the 1994 Annual Report of the Trust.

Our audits also included the financial statement schedules of the Trust listed in Item 14(a). These schedules are the responsibility of the Trust's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of the Trust and in the related Prospectuses of our report dated January 25, 1995, except for Note 11 as to which the date is March 6, 1995, with respect to the consolidated financial statements and schedules, incorporated by reference or included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



         Registration
        Statement Number       Description

           33-40433 Form S-3, pertaining to the private placement of 900,000 shares of the Trust's common stock in May 1991

           33-32930 Form S-3, pertaining to the Trust's Dividend Reinvestment and Stock Purchase Plan

           33-48000           Form S-3, pertaining to the Trust's Stock
                              Option Plan

           33-47926           Form S-3, pertaining to the Trust's Stock
                              Option Plan

           33-58201           Form S-8, pertaining to the Employee's Stock
                              Purchase Plan

           33-55159 Form S-3, Shelf Registration pertaining to $400 million of Common Stock, Preferred Stock and Debentures


                                                           ERNST & YOUNG LLP




Richmond, Virginia
March 29, 1994